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                                                                  EXHIBIT 10.3.1

              Amendment to Letter of Intent for JavaOne 1999-2001

This agreement between Key3Media Events, Inc. ("Key3Media"), a Delaware corporation with offices at 303 Vintage Park Drive, Foster City, CA and Sun Microsystems, Inc., with offices at 901 San Antonio Road, Palo Alto, CA, by and through its Java Software Division ("Sun") is intended to amend certain provisions of the Letter of Intent for JavaOne 1999-2001 which was executed by the parties on July 15, 1998 ("LOI").

The parties hereby agree to substitute the following provisions for their identically numbered provisions in the LOI:

Section I, first paragraph: This LOI as amended sets forth specified binding commitments and the non-binding intent of Key3Media and Sun to negotiate in good faith an agreement between them and Sun to hold an annual technical conference in the United States for Java Technology developers and users currently known as "JavaOne: Sun's Worldwide Java Developer Conference" for six years from 1999 through 2004 (the "Event") and for Key3Media to produce the Event, on terms and conditions as generally outlined below.

Section III(A)(6) The term of the Definitive Agreement shall be for at least five years from its effective date of July 15, 1998, and will provide for a minimum of one Event in June each year in the U.S. commencing with the 1999 Event. Sun will first engage in discussions with Key3Media prior to contracting for additional Events in the United States or other countries.

Section III(A)(7) The parties shall meet to review their relationship within 30 days following the conclusion of the U.S.-based Event in the year 2001 to determine whether both parties wish to extend their agreement for an additional four years beyond the expiration date of July 15, 2004. Each party shall provide the other with their final intent on such extension within 30 days after that meeting, and if both parties agree in writing, this LOI, as amended, or the Definitive Agreement (as applicable) shall be extended for an additional two-year period from the expiration date of July 15, 2004. Only mutual written agreement, material breach, or insolvency of one or both of the parties may cause termination of the LOI, as amended, or the Definitive Agreement (if applicable). Nothing in this amended LOI or the Definitive Agreement shall preclude Key3Media from producing conferences, expositions, or trade shows featuring Java technology.

Section III(A)(8) Key3Media shall, in return for Sun's six-year exclusive commitment to the Event, provide Sun with advertising, floor space, marketing information, and educational products and services during the 2001, 2002, 2003, and 2004 calendar years.

Section III(D) This amended LOI shall be effective as of the Effective Date and shall continue until the earlier of the execution of the Definitive Agreement or July 15, 2004 if no Definitive Agreement is finally executed prior to that date. In the event no Definitive Agreement is finally executed, the parties shall continue under the terms and conditions of this amended LOI, supplemented, solely to the extent necessary, by the practices
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previously established by the parties during the annual Events, and as further supplemented by mutually agreed upon refinements thereof.

Section III(E) Except as expressly set forth in this amended LOI, each party shall bear its own costs and expenses with regard to all negotiations and activities relating to this amended LOI, whether or not a Definitive Agreement is signed.

Wherefore, the parties have caused this amendment to the LOI to be executed by their duly authorized representatives.

Sun, by and through its Java Software Division
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By:    /s/ George Paolini
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Name:  George Paolini
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Title: Vice President, Technology Evangelism and Marketing
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Date:  December 15, 2000
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Key3Media
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By:    /s/ Richard R. Blouin
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Name:  Richard R. Blouin
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Title: COO Key3Studios
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Date:  December 21, 2000
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